Exhibit 99.2

PRESSRELEASE www.HelixESG.com

Helix Energy Solutions Group, Inc.  •  3505 W. Sam Houston Parkway N., Suite 400  •  Houston, TX 77043  •  281-618-0400  •  fax: 281-618-0505

For Immediate Release	16-019

Date: October 26, 2016	Contact: Erik Staffeldt VP-Finance & Accounting

Helix Announces Convertible Senior Notes Transactions

HOUSTON, TX – Helix Energy Solutions Group, Inc. (NYSE: HLX) announced today it has priced an offering of $125 million of 4.25% Convertible Senior Notes due 2022 (the “2022 Notes”). Helix intends to use the proceeds from the issuance of the 2022 Notes, as well as cash on hand, to repurchase and retire $125 million of its currently outstanding $185 million principal amount of 3.25% Convertible Senior Notes due 2032 in separate, privately negotiated transactions. Helix expects to close the offering of the 2022 Notes on or about November 1, 2016, subject to the satisfaction of customary closing conditions. Raymond James & Associates, Inc. is acting as the sole underwriter for this offering.

The 2022 Notes are to be issued via an underwritten public offering, resulting in expected net proceeds of approximately $121.5 million, after deducting underwriting fees and estimated offering expenses. Interest on the 2022 Notes will be paid semi-annually on May 1 and November 1 beginning on May 1, 2017. During certain periods and subject to certain conditions, the notes will be convertible by holders into shares of Helix’s common stock at an initial conversion rate of 71.9748 shares of common stock per $1,000 principal amount of notes, which is equivalent to an initial conversion price of approximately $13.89 per share of common stock, subject to adjustment. Upon conversion, holders will receive, at Helix’s discretion, cash, shares of Helix’s common stock or a combination thereof.

In addition, the holders of the 2022 Notes may require Helix to repurchase the notes under certain circumstances, and Helix may redeem all or any portion of the notes, at its option, on or after November 1, 2019, subject to certain conditions, at a redemption price payable in cash equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest and a “make-whole premium” with a value equal to the present value of the remaining scheduled payments of interest on the notes to be redeemed through May 1, 2022.

Copies of the prospectus supplement and accompanying prospectus relating to this offering may be obtained from Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, FL 33716, Attention: Equity Syndicate (Telephone: 800-248-8863, or email: Andrea.Lanham@raymondjames.com). Electronic copies of the prospectus supplement may be obtained when available by visiting EDGAR on the SEC’s website at www.sec.gov.

This announcement does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The offering is being made only by means of a prospectus and related prospectus supplement, which are part of an effective registration statement. This press release is being issued pursuant to and in accordance with Rule 134 under the Securities Act of 1933, as amended.

About Helix

Helix Energy Solutions Group, Inc., headquartered in Houston, Texas, is an international offshore energy services company that provides specialty services to the offshore energy industry, with a focus on well intervention and robotics operations. For more information about Helix, please visit our website at www.HelixESG.com.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks, uncertainties and assumptions that could cause our results to differ materially from those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, any statements regarding our strategy; any statements regarding visibility and future utilization; any projections of financial items; future operations expenditures; any statements regarding the plans, strategies and objectives of management for future operations; any statements concerning developments; any statements regarding future economic conditions or performance; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. The forward-looking statements are subject to a number of known and unknown risks, uncertainties and other factors including but not limited to the performance of contracts by suppliers, customers and partners; actions by governmental and regulatory authorities; operating hazards and delays; our ultimate ability to realize current backlog; employee management issues; complexities of global political and economic developments; geologic risks; volatility of oil and gas prices and other risks described from time to time in our reports filed with the Securities and Exchange Commission (“SEC”), including the Company’s most recently filed Annual Report on Form 10-K and in the Company’s other filings with the SEC, which are available free of charge on the SEC’s website at www.sec.gov. We assume no obligation and do not intend to update these forward-looking statements except as required by the securities laws.

Social Media

From time to time we provide information about Helix on Twitter (@Helix_ESG) and LinkedIn (www.linkedin.com/company/helix-energy-solutions-group).